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                                                                   Exhibit 10(q)

               SENIOR OFFICER CHANGE IN CONTROL BENEFITS AGREEMENT


         This Senior Officer Change in Control Benefits Agreement ("Agreement") is made and entered into as of March 17, 2004, by and between Integra Bank Corporation, an Indiana corporation (hereinafter referred to as the "Company"), and Michael Carroll (hereinafter referred to as "Employee").

                               W I T N E S S E T H

         WHEREAS, Employee is a senior officer of the Company; and

         WHEREAS, the Company believes that Employee will make valuable contributions to the productivity and profitability of the Company; and

         WHEREAS, the Company desires to encourage Employee to continue to make such contributions and not to seek or accept employment elsewhere; and

         WHEREAS, the Company, therefore, desires to assure Employee of certain benefits in case of any termination or significant redefinition of the terms of his employment with the Company subsequent to any Change in Control of the Company;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and the mutual benefits herein provided, the Company and Employee hereby agree as follows:

         1. The term of this Agreement shall be from the date hereof through December 31, 2005; provided, however, that such term shall be automatically extended for an additional year each year thereafter unless either party hereto gives written notice to the other party not to so extend prior to November 30 of the year for which notice is given, in which case no further automatic extension shall occur.

         2. As used in this Agreement, "Change in Control" of the Company means:

         (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect from time to time) of twenty-five percent (25%) or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute an acquisition of control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or



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    any corporation controlled by the Company, or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (C) of this definition are satisfied;

         (B) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

         (C) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Company stock and outstanding Company voting securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the outstanding Company common stock or outstanding voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

         (D) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (a) more than sixty percent (60%) of, respectively, the then


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    outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (b) no Person (excluding the Company and any employee benefit plan or related trust of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the outstanding Company common stock or outstanding Company voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         3. The Company shall provide Employee with the benefits set forth in
Section 6 of this Agreement upon any termination of Employee's employment by the Company within twelve (12) months following a Change in Control for any reason except the following:

         (A) Termination by reason of Employee's death.

         (B) Termination by reason of Employee's "disability." For purposes hereof, "disability" mean either (i) when Employee is deemed disabled in accordance with the long-term disability insurance policy or plan of the Company in effect at the time of the illness or injury causing the disability or (ii) the inability of Employee, because of injury, illness, disease or bodily or mental infirmity, to perform the essential functions of his or her job (with or without reasonable accommodation) for more than one hundred twenty (120) days during any period of twelve (12) consecutive months.

         (C) Termination upon Employee reaching his or her normal retirement date, which for purposes of this Agreement shall be deemed to be the end of the month during which Employee reaches sixty-five (65) years of age.

         (D) Termination for "cause." As used in this Agreement, the term "cause" mean the occurrence of one or more of the following events: (i) Employee's conviction for a felony or of any crime involving moral turpitude; (ii) Employee's engaging in any illegal conduct or willful misconduct in the performance of his employment duties for the Company (or its affiliates); (iii) Employee's engaging in any fraudulent or dishonest conduct in his dealings with, or on behalf of, the Company (or its affiliates); (iv) Employee's failure or




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    refusal to follow the lawful instructions of the Company, if such failure or refusal continues for a period of five (5) calendar days after the Company delivers to Employee a written notice stating the instructions which Employee has failed or refused to follow; (v) Employee's breach of any of Employee's obligations under this Agreement; (vi) Employee's gross or habitual negligence in the performance of his employment duties for the Company (or its affiliates); (vii) Employee's engaging in any conduct tending to bring the Company into public disgrace or disrepute or to injure the reputation or goodwill of the Company; (viii) Employee's material violation of the Company's business ethics or conflict-of-interest policies, as such policies currently exist or as they may be amended or implemented during Employee's employment with the Company; (ix) Employee's misuse of alcohol or illegal drugs which interferes with the performance of Employee's employment duties for the Company or which compromises the reputation or goodwill of the Company; (x) Employee's intentional violation of any applicable banking law or regulation in the performance of Employee's employment duties for the Company; or (xi) Employee's failure to abide by any employment rules or policies applicable to the Company's employees generally that Company currently has or may adopt, amend or implement from time to time during Employee's employment with the Company.

         4. The Company shall also provide Employee with the benefits set forth in Section 6 of this Agreement upon any voluntary resignation of Employee if any one of the following events occurs within twelve (12) months following a Change in Control:

         (A) Without Employee's express written consent, the assignment of Employee to any duties which are fundamentally and significantly inconsistent with his duties with the Company immediately prior to the Change in Control or a fundamental and substantial reduction of his duties or responsibilities from his duties or responsibilities immediately prior to the Change in Control.

         (B) A reduction by the Company in Employee's base salary from the level of such salary immediately prior to the Change in Control.

         (C) The failure by the Company to continue to provide Employee with benefits substantially similar to those enjoyed by Employee or to which Employee was entitled under any of the Company's incentive compensation or bonus plan, principal pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans in which Employee was participating prior to the Change in Control.

         (D) The Company's requiring Employee to relocate other than any of the metropolitan areas where the Company or its subsidiaries maintained offices prior to the Change in Control.

         5. Any termination by Company of Employee's employment as contemplated by Section 3 hereof (except subsection 3(A)) or any resignation by Employee as contemplated by




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Section 4 hereof shall be communicated by a written notice to the other party hereto. Any notice given by Employee pursuant to Section 4 or given by the Company in connection with a termination as to which the Company believes it is not obligated to provide Employee with benefits set forth in Section 6 hereof shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

         6. Subject to the conditions and exceptions set forth in Section 3 and
Section 4 hereof, the following benefits, less any amounts required to be withheld therefrom under any applicable federal, state or local income tax, other tax, or social security laws or similar statutes, shall be paid to
Employee:

         (A) Within thirty (30) days following such a termination, Employee shall be paid, at his then-effective salary, for services performed through the date of his termination. In addition, any earned but unpaid amount of any bonus or incentive payment (which, for purposes of this Agreement, shall mean that amount computed in a fashion consistent with the manner in which Employee's bonus or incentive plan for the year preceding the year of termination was computed, if Employee received a bonus or incentive payment during such preceding year in accordance with a plan or program of the Company, or, if not, then the total bonus or incentive payment received by the Employee during such preceding year, in either case prorated through the date of termination) shall be paid to Employee within thirty (30) days following the termination of his employment.

         (B) Within thirty (30) days following such a termination, Employee shall be paid a lump sum payment of an amount equal to one (1) times Employee's "Base Amount." For purposes hereof, Base Amount is defined as Employee's average includable salary, bonus, incentive payments and similar compensation paid by the Company for the five (5) most recent taxable years ending before the date on which the Change in Control occurs (or such shorter period of time that the Employee has been employed by the Company). The definition, interpretation and calculation of the dollar amount of Base Amount shall be in a manner consistent with and as required by the provisions of Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations and rulings of the Internal Revenue Service promulgated thereunder. The payments to the Employee under this Section 6(B) shall be reduced by the full amount that such payment, when added to all other payments or benefits of any kind to the Employee by reason of the Change in Control, constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

         (C) Employee acknowledges and agrees that payment in accordance with subsections 6(A), 6(B) and 6(C) shall be deemed to constitute a full settlement and discharge of any and all obligations of the Company to Employee arising out of his employment with the Company and the termination thereof, except for any vested rights Employee may then have under any insurance,




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    pension, supplemental pension, thrift, employee stock ownership, or stock option plans sponsored or made available by the Company.

         7. In the event of a termination of Employee's employment by the Company for any reason except those set forth in subsections 3(A) through 3(D) prior to a Change in Control, the following benefits, less any amounts required to be withheld therefrom under any applicable federal, state or local income tax, or other social security laws or similar statutes, shall be paid to
Employee:

         (A) For six (6) months following such a termination, Employee shall be paid a monthly severance benefit equal to his or her salary for the preceding year divided by 12.

         (B) Employee acknowledges and agrees that payment in accordance with subsection 7(A) shall be deemed to constitute a full settlement and discharge of any and all obligations of the Company to Employee arising out of his employment with the Company and the termination thereof, except for any vested rights Employee may then have under any insurance, pension, supplemental pension, thrift, employee stock ownership, or stock option plans sponsored or made available by the Company.

         8. Employee is not required to mitigate the amount of benefit payments to be made by the Company pursuant to this Agreement by seeking other employment or otherwise, nor shall the amount of any benefit payments provided for in this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer or which might have been earned by Employee had Employee sought such employment, after the date of termination of his employment with the Company or otherwise.

         9. Employee acknowledges that in connection with his employment with the Company he has provided and will continue to provide services that are of a unique and special value and that he has been and will continue to be entrusted with confidential and proprietary information concerning the Company and its affiliates. Employee further acknowledges that the Company and its affiliates are engaged in highly competitive businesses and that the Company and its affiliates expend substantial amounts of time, money and effort to develop trade secrets, business strategies, customer relationships, employee relationships and goodwill, and Employee has benefited and will continue to benefit from these efforts. Therefore, as an essential part of this Agreement, Employee agrees and covenants to comply with the following:

         (A) During Employee's employment with the Company and during the Restrictive Period, Employee will not, in the Restricted Geographic Area, engage in any Competitive Business (i) in the same or similar capacity or function to that in which Employee worked for the Company, (ii) in any Employee level or senior management capacity, or (iii) in any other capacity in which Employee's knowledge of the Company's confidential information or the customer goodwill Employee helped to develop on behalf of the Company would facilitate or support Employee's work for such competitor or competitive enterprise. For purposes of this Agreement, the term "Restrictive Period" shall mean twelve (12) months from the date of termination of employment if Employee




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    is entitled to receive benefits under Section 6 or six (6) months from the date of termination of employment in all other cases. For purposes of this Agreement, the term "Restricted Geographic Area" means and includes: (w) Vanderburgh County, Indiana; (x) all counties contiguous to Vanderburgh County; (y) any county in which the Company or any of its subsidiaries has an office or branch location; and (z) all counties contiguous to the counties referred to in subpart (y) above. For purposes of this Agreement, the term "Competitive Business" means any business that is traditionally engaged in by a bank, a bank holding company or a financial holding company, or that provides products and services similar to and competitive with the products and services provided by the Company or any of its subsidiaries. Notwithstanding the foregoing, Employee may make and retain investments in less than one percent of the equity of any entity engaged in a Competitive Business, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

         (B) During Employee's employment with the Company and during the Restrictive Period, Employee will not provide, sell, market or endeavor to provide, sell or market any Competing Products/Services to any of the Company's Customers, or otherwise solicit or communicate with any of the Company's Customers for the purpose of selling or providing any Competing Products/Services. For purposes of this Agreement, the term "Competing Products/Services" means any products or services similar to or competitive with the products or services offered by the Company or any of its subsidiaries. For purposes of this Agreement, the term "Company's Customers" means any person or entity that has engaged in any banking services with, or has purchased any products or services from, the Company or any of its subsidiaries at any time during the Restrictive Period.

         (C) During Employee's employment with the Company and during the Restrictive Period, Employee will not urge, induce or seek to induce any of the Company's Customers to terminate their business with the Company or to cancel, reduce, limit or in any manner interfere with the Company's Customers' business with the Company.

         (D) During the term of Employee's employment with the Company and during the Restrictive Period, Employee will not urge, induce or seek to induce any of the Company's independent contractors, subcontractors, consultants, vendors or suppliers to terminate their relationship with, or representation of, the Company or to cancel, withdraw, reduce, limit, or in any manner modify any of such person's or entity's business with, or representation of, the Company.

         (E) During the term of Employee's employment with the Company and during the Restrictive Period, Employee will not solicit, recruit, hire, employ or attempt to hire or employ, or assist anyone in the recruitment or hiring of, any person who is then an employee of the Company, or urge, influence, induce or seek to induce any employee of the Company to terminate his/her relationship with the Company.

         (F) Employee acknowledges and agrees that the covenants contained in this Section 9 prohibit Employee from engaging in certain activities directly or indirectly, whether on Employee's own behalf or on behalf of any other person or entity, and




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    regardless of the capacity in which Employee is acting, including without limitation as an employee, independent contractor, owner, partner, officer, agent, consultant, or advisor.

         (G) Employee acknowledges and agrees that his obligations under this
    Section 9 shall survive the expiration or termination of this Agreement and the cessation of his employment with the Company for whatever reason.

         (H) In the event Employee violates any of the restrictive covenants contained in this Section 9, the duration of such restrictive covenant shall automatically be extended by the length of time during which Employee was in violation of such restriction.

         (I) Although Employee and the Company consider the restrictions contained in this Section 9 to be reasonable, particularly given the competitive nature of the Company's business and Employee's position with the Company, Employee and the Company acknowledge and agree that: (i) if any covenant, subsection, portion or clause of this Section 9 is determined to be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of the Agreement; and (ii) if any particular covenant, subsection, provision or clause of this Section 9 is determined to be unreasonable or unenforceable for any reason, including, without limitation, the time period, geographic area, and/or scope of activity covered by any restrictive covenant, such covenant, subsection, provision or clause shall automatically be deemed reformed such that the contested covenant, subsection, provision or clause shall have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so reformed to whatever extent would be reasonable and enforceable under applicable law.

         (J) Employee recognizes that a breach or threatened breach by Employee of Section 9 of this Agreement will give rise to irreparable injury to the Company and that money damages will not be adequate relief for such injury. Employee agrees that the Company shall be entitled to obtain injunctive relief, including, but not limited to, temporary restraining orders, preliminary injunctions and/or permanent injunctions, without having to post any bond or other security, to restrain or prohibit such breach or threatened breach, in addition to any other legal remedies which may be available, including the recovery of money damages.

         10. Should Employee die while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or if there be no such designee, to his estate.

         11. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


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                  If to Employee:

                           Michael Carroll
                           2333 Anderson Road
                           Newburgh, Indiana 47630

                  If to the Company:

                           Integra Bank Corporation
                           21 Southeast Third Street
                           P. O. Box 868
                           Evansville, Indiana  47705-0868
                           Attention:  Chief Executive Officer

or to such other address as any party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         12. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana. The parties agree that all legal disputes regarding this Agreement will be resolved in Evansville, Indiana, and irrevocably consent to service of process in such City for such purpose.

         13. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

         14. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         15. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together will constitute one and the same Agreement.

         16. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 10 above. Without limiting the foregoing, Employee's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his Will or by the laws of descent and distribution as set forth in Section 10 hereof, and in the event of any attempted assignment or transfer contrary to this Section 16, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.



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         17. Any benefits payable under this Agreement shall be paid solely from the general assets of the Company. Neither Employee nor Employee's beneficiary shall have interest in any specific assets of the Company under the terms of this Agreement. This Agreement shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind or a fiduciary relationship between Employee and the Company.

         18. This Agreement supersedes any prior agreements or understandings, written or oral, between the parties hereto with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                   INTEGRA BANK CORPORATION


                                   By: /s/ Michael T. Vea
                                       -----------------------------------------
                                       Michael T. Vea, Chairman of the Board and
                                       Chief Executive Officer
                                       ("Company")



                                       /s/ Michael B. Carroll
                                       -----------------------------------------
                                       Michael Carroll
                                       ("Employee")



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